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                                                                    EXHIBIT 99.2

For further information contact
John S. Weatherly, CFO 1-800-451-1294

                              FOR IMMEDIATE RELEASE

         CALLON PETROLEUM COMPANY TO WEBCAST
         FIRST QUARTER 2003 RESULTS OF OPERATIONS CONFERENCE CALL

         Natchez, MS (May 13, 2003)-Callon Petroleum Company (NYSE: CPE/CPE.PrA) today announced that its conference call reporting first quarter 2003 results will be accessible live on the Internet. The call is scheduled for Wednesday, May 14, 2003 at 10:00 a.m. Central Daylight Time.

         To access the call log onto www.callon.com, click on the "Presentations" button on the left side of the homepage. Then click on the icon for "Webcast powered by CCBN." Windows Media Player software is required to hear the call. It may be downloaded free by clicking on the icon "Get Windows Media Player."

         Those unable to listen to the actual teleconference may access a recording of it at any time between Noon Wednesday and Noon Thursday Central Daylight Time. Dial 1-800-633-8284 and enter Reservation Number 21144479.

         The financial and other statistical guidance presented during the company's conference call will be available on the company's homepage. In addition, any reconciliations required pursuant to Regulation G of the Securities Exchange Act of 1934 will also be available on the company's homepage. This information can be accessed by logging onto www.callon.com and clicking on the "Investor Info" button and selecting "2003 Guidance and SEC Regulation G Disclosure."

         Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

         This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.


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